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                                                                  EXHIBIT 99.174


YENDT, JOHN
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FROM:             Thibodeaux, Paul
SENT:             Friday, March 17, 2000 11:35 AM
TO:               Yendt, John
SUBJECT:          CALPX Black Pearl Scheduling Application

IMPORTANCE:       High


FYI - here are the functional specs. Take a quick look and ans see if it scares you away.



----- ORIGINAL MESSAGE -----
FROM:             Shirmohammadi, Dariush
SENT:             Friday, March 10, 2000 12:50AM
TO:               Rodgers, Alan
CC:               Thibodeaux, Paul; Zhuang, Fulin
SUBJECT:          Black Pearl scheduling Application
IMPORTANCE:       High

Alan

Please work with Dan and Mike to take this project to go through the entire PM process.

Dariush

Paul: Please work with Fulin/Shangyou/others to learn about this project. We need to quickly develop a preliminary cost estimate for the project.

----- Original Message -----

[ATTACHMENTS]

Max S Bulk
03/08/2000 08:29 AM


To: Dariush X Shirmohammadi/users/PX_CALIF@PXNOTES
cc:
Subject: BP Docs

                                                 Dariush,

Please call me if you require further information.

Max

(See attached file: External Presentation - SDGE.ppt)(See attached file:
BP-Schedule- V-10.zip)



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